Exhibit 99.1

BiomX Reports First Quarter 2022 Financial Results and Provides Business Update

Upcoming KOL Webinar Scheduled for May 12th to Discuss BX004 in Cystic Fibrosis

IND Accepted to Conduct Clinical Testing of BX005 for the Treatment of Atopic Dermatitis

Cash Runway Through Multiple Data Readouts

Company Will Host a Conference Call and Webcast Today at 8:00 am ET

BRANFORD, Conn. and NESS ZIONA, Israel – May 11, 2022 – BiomX Inc. (NYSE American: PHGE) (“BiomX” or the “Company”), a clinical-stage microbiome company advancing novel natural and engineered phage therapies that target specific pathogenic bacteria, today reported financial results, and provided a business update for the first quarter ended March 31, 2022.

“We are continuing to make progress with our pipeline. In our cystic fibrosis (“CF”) program, we are working actively to enroll patients in our Phase 1b/2a trial and continue to expect initial data from the first part of the trial in the third quarter of 2022”, said Jonathan Solomon, Chief Executive Officer of BiomX. “We are also proud to have the support of the Cystic Fibrosis Foundation for the CF program through its recent equity investment in BiomX. The Cystic Fibrosis Foundation continues to play an instrumental role in bringing life-saving medicines to CF patients, and we appreciate their support for our program.

“I am also pleased to announce the clearance of an investigational new drug application (“IND”) for BX005 for the treatment of atopic dermatitis (“AD”). Supported by Maruho Co. Ltd., we are developing the topical phage cocktail, BX005, to address disease pathology in the AD patient population by targeting Staphylococcus aureus, a bacteria thought to promote and exacerbate inflammation in AD skin. As we look forward to providing updates from our CF and AD programs later this year, we continue to have sufficient cash runway through multiple clinical readouts.

“We also looking forward to our upcoming KOL Webinar on May 12th, which will feature perspectives from leading CF experts on the current treatment landscape and the unmet medical need for patients with chronic Pseudomonas aeruginosa respiratory infections.”

RECENT CORPORATE HIGHLIGHTS

●	In January 2022, BiomX announced that the Company received a Therapeutics Development Award of up to $5 million from the Cystic Fibrosis Foundation. The first tranche of this Award closed on December 21, 2021, with the Cystic Fibrosis Foundation investing $3 million in shares of BiomX common stock. Upon completion of patient dosing in Part 1 of the Company’s Phase 1b/2a study of BX004, BiomX would have the right to receive the second tranche of $2 million, also as an equity investment.

Clinical Program Updates

Cystic Fibrosis (BX004)

●	BX004 is being developed for the treatment of chronic respiratory infections caused by Pseudomonas aeruginosa, a main contributor to morbidity and mortality in patients with CF.

●	The Phase 1b/2a trial is composed of two parts and is planned to start imminently. Part 1 of the trial will evaluate the safety, pharmacokinetics and microbiologic/clinical activity of BX004 in eight CF patients in a single ascending dose and multiple dose design, with results expected in the third quarter of 2022. Part 2 of the trial will evaluate the safety and efficacy of BX004 in 24 CF patients randomized to a treatment or placebo cohort in a 2:1 ratio. Results from Part 2 are expected by the first quarter of 2023.

Atopic Dermatitis (BX005)

●	In April 2022, the United States Food and Drug Administration cleared the Company’s IND application for BX005, which is being developed for the treatment of mild-to-moderate AD.

●	BX005 is currently in the final stages of GMP production. The Company continues to expect the first data readout from its Phase 1/2 proof-of-concept trial evaluating the safety and efficacy of BX005 in the fourth quarter of 2022.

Inflammatory Bowel Disease (“IBD”) and Colorectal Cancer Programs (“CRC”)

●	Efforts to advance the Company’s IBD product candidate, BX003, and colorectal cancer product candidate are currently expected to resume during 2023.

First Quarter 2022 Financial Results

●	Cash balance, short-term deposits and restricted cash as of March 31, 2022, were $55.7 million, compared to $63.1 million as of December 31, 2021. The decrease was primarily due to net cash used in operating activities. Based upon the Company’s strategic focus on the CF and AD programs, the existing cash and cash equivalents are expected to be sufficient to fund the current operating plan through the end of 2023. Additional tranches that would become available to the Company under its venture debt facility upon satisfaction of certain specified milestones can further extend the Company’s cash runway to the first half of 2024.

●	Research and development (“R&D”) expenses, net were $4.9 million for the three months ended March 31, 2022, compared to $5.7 million for the same period in 2021. The decrease was primarily due to pauses in the development of BX003, the product candidate for the treatment of IBD and primary sclerosing cholangitis, pauses in the development efforts in the CRC program, as well as the discontinuing of BX001, the product candidate for the treatment of acne. In addition, the decrease in R&D expenses is due to an increase in grants from the Israeli Innovation Authority, offset by an increase in expenses related to conducting pre-clinical and clinical trials of the Company’s CF and AD product candidates, BX004 and BX005, respectively.

●	There was no material change to general and administrative expenses that impacted earnings for the three months ended March 31, 2022, compared to the three months ended March 31, 2021.

●	Net loss for the first quarter of 2022 was $8.2 million, compared to $8.4 million for the same period in 2021.

●	Net cash used in operating activities for the three months ended March 31, 2022 was $7.4 million, compared to $6.4 million for the same period in 2021.

Conference Call and Webcast Information

BiomX management will host a conference call and webcast today at 8:00 am ET to report financial results and business updates for the first quarter ended March 31, 2022. To participate in the conference, please dial 1-877-407-0724 (U.S.) or 1-201-389-0898 (International). A live and archived webcast of the call will be available on the Investors section of the Company’s website at www.biomx.com.

About BiomX

BiomX is a clinical-stage microbiome company developing both natural and engineered phage cocktails designed to target and destroy bacteria in the treatment of chronic diseases, such as cystic fibrosis, atopic dermatitis, inflammatory bowel disease, primary sclerosing cholangitis, and colorectal cancer. BiomX discovers and validates proprietary bacterial targets and customizes phage compositions against these targets.

Additional information is available at www.biomx.com, the content of which does not form a part of this press release.

Safe Harbor

This press release contains express or implied “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. For example, when BiomX discusses future updates on its CF, AD and other programs, its expectations regarding the timing and design of its pre-clinical and clinical trials and reporting the results thereof, the potential safety, tolerability and potential treatment effect of its product candidates, the potential to achieve the applicable clinical milestones required to receive an additional $2 million investment from CFF and additional tranches under its venture debt facility, and its cash runway, capitalization and financial condition, BiomX is making forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on BiomX management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of BiomX control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, investors should not rely on any of these forward-looking statements and should review the risks and uncertainties described under the caption “Risk Factors” in BiomX’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2022 and additional disclosures BiomX makes in its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and except as provided by law BiomX expressly disclaims any obligation or undertaking to update forward-looking statements.

BIOMX INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(USD in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2022	2021

Research and development (“R&D”) expenses, net	4,929	5,670
Amortization of intangible assets	380	379
General and administrative expenses	2,477	2,493
Operating loss	7,786	8,542

Interest expenses	461	-
Finance income, net	(87)	(143)

Loss before tax	8,160	8,399

Tax expenses	9	3

Net loss	8,169	8,402

Basic and diluted loss per share of Common Stock	0.27	0.35

Weighted average number of shares of Common Stock outstanding, basic and diluted	29,754,240	23,944,573

BIOMX INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD in thousands, except share and per share data)

(unaudited)

	As of
	March 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	44,755	62,099
Restricted cash	990	996
Short-term deposits	10,000	-
Other current assets	2,360	3,543
Total current assets	58,105	66,638

Property and equipment, net	5,462	5,694
Intangible assets, net	1,139	1,519
Operating lease right-of-use assets	4,038	4,139
Total non-current assets	10,639	11,352

	68,744	77,990

	As of
	March 31, 2022	December 31, 2021

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Trade account payables	1,395	2,795
Other account payables	5,245	5,453
Contract liability	1,976	1,976
Current portion of operating lease liabilities	790	819
Current portion of long-term debt	439	-
Total current liabilities	9,845	11,043

Non-current liabilities
Long-term debt, net of current portion	14,096	14,410
Operating lease liabilities, net of current portion	4,570	4,787
Other liabilities	215	215
Total non-current liabilities	18,881	19,412

Commitments and Collaborations

Stockholders’ equity

Preferred Stock, $0.0001 par value; Authorized - 1,000,000 shares as of March 31, 2022 and December 31, 2021. No shares issued and outstanding as of March 31, 2022 and December 31, 2021.	-	-
Common Stock, $0.0001 par value; Authorized - 60,000,000 shares as of March 31, 2022 and December 31, 2021. Issued – 29,780,409 shares as of March 31, 2022 and 29,753,238 shares as of December 31, 2021. Outstanding – 29,774,709 shares as of March 31, 2022 and 29,747,538 shares as of December 31, 2021.	2	2

Additional paid in capital	156,669	156,017
Accumulated deficit	(116,653)	(108,484)
Total stockholders’ equity	40,018	47,535
	68,744	77,990

BiomX Contacts

Investor Relations:
LifeSci Advisors, LLC
John Mullaly
(617)-698-9253
jmullaly@lifesciadvisors.com

BiomX, Inc.
Anat Primovich
Corporate Project Manager
+972 (50) 697-7228
anatp@biomx.com

Source: BiomX Inc.

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